EXHIBIT 1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATE:  October 30, 2023

NATURAL SELECTION FUND I, LP

By:	/s/ Beau H. Starkel
Name:	Beau H. Starkel
Title: President of Starkel Capital, GP of Natural Selection

STARKEL CAPITAL MANAGEMENT, INC.

By:	/s/ Beau H. Starkel
Name:	Beau H. Starkel
Title:	President

STARKEL ENTERPRISES, LLC

By:	/s/ Beau H. Starkel
Name:	Beau H. Starkel
Title:	Managing Member

3435 OAK VIEW DRIVE, LLC

By:	/s/ Beau H. Starkel
Name:	Beau H. Starkel
Title:	Managing Member

BEAU STARKEL

By:	/s/ Beau H. Starkel
Beau H. Starkel